Patient Safety Technologies, Inc. to Present at the ROTH Capital Partners 23rd Annual OC Growth Stock Conference

UPDATED PRESENTATION DATE AND TIME

IRVINE, Calif., March 10, 2011 /PRNewswire/ -- As previously announced, Patient Safety Technologies (OTC Bulletin Board: PSTX), will be presenting at the ROTH Capital Partners 23rd Annual OC Growth Stock Conference in Laguna Niguel, California at the Ritz Carlton Hotel.  The time of the Company's presentation has been changed to Tuesday, March 15, 2011 at 1:30PM Pacific (4:30PM Eastern).

Through its wholly-owned operating subsidiary SurgiCount Medical, Patient Safety Technologies provides a proven solution for improving patient safety and reducing healthcare costs.  President and Chief Executive Officer Brian E. Stewart will present an overview of the Company and its growth strategies, and will be joined by Chief Financial Officer David C. Dreyer for question and answer meetings with investors.  The presentation will be webcast and made available online at the company's website at: www.surgicountmedical.com/about_investor.html.  Investors who wish to attend the conference should call (800) 678-9147 or email conference@roth.com.

About Patient Safety Technologies, Inc. and SurgiCount Medical

Patient Safety Technologies, Inc., through its wholly-owned operating subsidiary SurgiCount Medical, Inc., provides the Safety-Sponge® System, a solution proven to improve patient safety and reduce healthcare costs by preventing one of the most common errors in surgery, retained foreign objects.  For more information, contact David Dreyer at (949) 387-2277, extension 401, or visit our website at www.surgicountmedical.com

About ROTH Capital Partners

ROTH Capital Partners, LLC (ROTH), is a relationship-driven investment bank focused on identifying opportunities for institutional investors in the U.S., Hong Kong and a Shanghai Representative Office.  The employee-owned firm provides analytical research, trading, capital raising, and business combination advisory services.  ROTH seeks to implement innovative financing strategies to efficiently meet the liquidity and valuation requirements of both its corporate and institutional investor clients.  Please call (800) 678-9147 or visit ROTH's website at www.roth.com for information on the 23rd Annual OC Growth Conference during March 13-16 at Laguna Niguel, California.

SOURCE Patient Safety Technologies, Inc.